FREE WRITING PROSPECTUS
RFMSI SERIES 2006-S8 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2006-S8

RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
Depositor (Commission File No. 333-131201)

RESIDENTIAL FUNDING CORPORATION
Sponsor and Master Servicer

U.S. BANK NATIONAL ASSOCIATION
Trustee

BNP PARIBAS SECURITIES CORP.
Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE PROSPECTUS) WITH THE SECURITIES AND EXCHANGE  COMMISSION,  OR SEC,
FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE BASE  PROSPECTUS IN THAT  REGISTRATION
STATEMENT  AND OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED  WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR  AND THE
OFFERING.  YOU MAY GET  THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR ON THE SEC WEB  SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE BASE PROSPECTUS AT NO CHARGE IF
YOU REQUEST IT BY CALLING TOLL-FREE 1 (888) 415-9217.

THE INFORMATION IN THIS FREE WRITING  PROSPECTUS,  IF CONVEYED PRIOR TO THE TIME OF YOUR CONTRACTUAL  COMMITMENT TO PURCHASE ANY OF THE
CERTIFICATES,  SUPERSEDES ANY INFORMATION  CONTAINED IN ANY PRIOR SIMILAR MATERIALS  RELATING TO THE  CERTIFICATES.  THE INFORMATION IN
THIS FREE WRITING  PROSPECTUS IS PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR CHANGE.  THIS FREE WRITING PROSPECTUS IS BEING DELIVERED
TO YOU SOLELY TO PROVIDE YOU WITH INFORMATION  ABOUT THE OFFERING OF THE CERTIFICATES  REFERRED TO IN THIS FREE WRITING  PROSPECTUS AND
THE FREE WRITING  PROSPECTUS  SUPPLEMENT AND TO SOLICIT AN OFFER TO PURCHASE THE CERTIFICATES,  WHEN, AS AND IF ISSUED.  ANY SUCH OFFER
TO  PURCHASE  MADE BY YOU WILL NOT BE  ACCEPTED  AND WILL  NOT  CONSTITUTE  A  CONTRACTUAL  COMMITMENT  BY YOU TO  PURCHASE  ANY OF THE
CERTIFICATES, UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE THE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT OBLIGATED TO ISSUE
SUCH  CERTIFICATES OR ANY SIMILAR SECURITY AND THE  UNDERWRITER'S  OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND
CONDITIONS OF THE  UNDERWRITING  AGREEMENT WITH THE DEPOSITOR AND THE AVAILABILITY OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY THE
ISSUING ENTITY.  YOU ARE ADVISED THAT THE TERMS OF THE  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL BACKING THEM
MAY CHANGE (DUE, AMONG OTHER THINGS,  TO THE POSSIBILITY THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME  DELINQUENT OR DEFAULTED
OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL,  AND THAT ONE OR MORE CLASSES OF
CERTIFICATES  MAY BE SPLIT,  COMBINED OR  ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY  OF A FINAL  PROSPECTUS.  YOU ARE
ADVISED THAT CERTIFICATES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE UNDERWRITER'S  OBLIGATION
TO SELL SUCH CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS AND CERTIFICATES  HAVING THE  CHARACTERISTICS  DESCRIBED IN THESE
MATERIALS.  IF FOR ANY REASON THE ISSUING ENTITY DOES NOT DELIVER SUCH  CERTIFICATES,  THE UNDERWRITER WILL NOTIFY YOU, AND NEITHER THE
ISSUING ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE  CERTIFICATES  WHICH YOU HAVE
COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING ENTITY NOR ANY UNDERWRITER WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING
FROM OR RELATED TO SUCH NON-DELIVERY.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS:

ANY  LEGENDS,  DISCLAIMERS  OR OTHER  NOTICES  THAT MAY APPEAR AT THE  BOTTOM OF THE EMAIL  COMMUNICATION  TO WHICH  THIS FREE  WRITING
PROSPECTUS  IS  ATTACHED  RELATING  TO (1)  THESE  MATERIALS  NOT  CONSTITUTING  AN  OFFER  (OR A  SOLICITATION  OF AN  OFFER),  (2) NO
REPRESENTATION  THAT  THESE  MATERIALS  ARE  ACCURATE  OR  COMPLETE  AND MAY NOT BE  UPDATED  OR (3)  THESE  MATERIALS  POSSIBLY  BEING
CONFIDENTIAL  ARE NOT APPLICABLE TO THESE  MATERIALS AND SHOULD BE  DISREGARDED.  SUCH LEGENDS,  DISCLAIMERS OR OTHER NOTICES HAVE BEEN
AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

RFMSI 06-S8 FINAL STRUCTURE                                                                                                                           DEAL SUMMARY REPORT

----------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                     Assumptions
----------------------------------------------------------------------------------------------------------------------------------------------------------------------
Settlement                 28-Sep-06 Prepay                                  300 PSA
1st Pay Date               25-Oct-06

----------------------------------------------------------------------------------------------------------------------------------------------------------------------

Tranche                 Balance          Coupon         Principal          Avg                                                                               Dated
Name                                                     Window           Life                 Notes                                                          Date
----------------------------------------------------------------------------------------------------------------------------------------------------------------------
A6                     37,400,000.00               6   10/11 - 08/36           11.15           Super Senior NAS                                            01-Sep-06
A5                      2,600,000.00               6   10/11 - 08/36           11.15           Senior Support NAS                                          01-Sep-06
R1                               100               6   10/06 - 10/06            0.08           Residual                                                    01-Sep-06
R2                               100               6   10/06 - 10/06            0.08           Residual                                                    01-Sep-06
A2                     25,000,000.00            5.63   10/06 - 08/14            3.61           Senior Sequential Floater                                   25-Sep-06
A3                     25,000,000.00            1.87   10/06 - 08/14            3.61           Senior IO Inverse, Notional Balance                         25-Sep-06
A8                     60,000,000.00             5.5   10/06 - 02/10            2.07           Senior Sequential                                           01-Sep-06
A9                      5,000,000.00               6   10/06 - 02/10            2.07           Senior Sequential IO, Notional Balance                      01-Sep-06
A10                    58,750,000.00               6   02/10 - 08/14            5.19           Senior Sequential                                           01-Sep-06
A7                      6,250,000.00               0   10/06 - 08/14            3.61           Senior Sequential PO                                        01-Sep-06
A1                     34,400,000.00             5.5   10/08 - 11/12            4.11           Senior Sequential                                           01-Sep-06
A4                      2,866,666.66               6   10/06 - 11/12            4.11           Senior Sequential IO, Notional Balance                      01-Sep-06
A13                    50,080,000.00            5.68   10/06 - 08/14            3.34           Senior Sequential Floater                                   25-Sep-06
A14                    12,520,000.00            7.28   10/06 - 08/14            3.34           Senior Inverse Floater                                      25-Sep-06
A15                     8,546,000.00               6   10/06 - 08/14            3.61           Senior Sequential                                           01-Sep-06
A16                    51,000,000.00               6   08/14 - 08/36           12.09           Senior Sequential                                           01-Sep-06
A11                    53,340,000.00            5.93   10/06 - 08/36            5.02           Senior Sequential Floater, Cap Corridor Contract            25-Sep-06
A12                    53,340,000.00            0.07   10/06 - 08/36            5.02           Senior IO Inverse, Notional Balance                         25-Sep-06
Subs                   15,610,296.62               6   10/06 - 08/36           10.63           Subordinate                                                 01-Sep-06
Class A-P                 773,946.90           0.000                                           Ratio-stripped PO
Class A-V             416,270,443.52                                                           Variable Strip IO
                   ==================
                      416,270,443.52

COLLATERAL REPLINE

                                Aggregate       Weighted        Weighted                Weighted       Weighted
                                principal       average         average                 average        average
                                balance      mortgage rate   servicing fee rate     original term   remaining term
                                                                                    to maturity       to maturity
                                                                                      (months)          (months)

-------------------------------------------------------------------------------------------------------------
    Discounted Loans - IO Ter$4,521,732.29      6.1964046665    0.2800000000             360             359
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
    Discounted Loans - Non I$29,421,426.92      6.1350143160    0.2800000000             359             357
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
    Non-Discounted Loans - $100,673,558.99s           6.6730          0.3300             360             359
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
    Non-Discounted Loans - $281,653,725.32            6.6230          0.3300             359             359
-------------------------------------------------------------------------------------------------------------

SUPER SENIOR/SENIOR SUPPORT CLASSES
  A5 supports A6.

FLOATERS/INVERSES
A2                    LIBOR + 0.30%, 7.50% cap, 0.30% floor, 5.63% initial coupon
A3                    7.20% - LIBOR, 7.20% cap, 0.00% floor, 1.87% initial coupon
A13                   LIBOR + 0.35%, 7.50% cap, 0.35% floor, 5.68% initial coupon
A14                   -4*LIBOR + 28.6%, 28.6% Cap, 0% Floor,
A11                   LIBOR + 0.60%, 6.0% cap, 0.60% floor, 5.93% initial coupon
A12                   5.4% - LIBOR, 5.4% cap, 0.00% floor, 0.07% initial coupon

CAP CORRIDOR CONTRACT
A11 is the beneficiary of a cap corridor contract.  The counterparty is U.S. Bank National Association.  The strikes are 5.40% and
8.90% and schedule is on the next worksheet tab.

NOTIONAL BALANCES
A3 reduces with A2.
A9 reduces with A8.
A12 reduces with A11.
A4 reduces with A1.

SENIOR PAY RULES
Non-PO Principal Distribution:
                    a)Pay A5 and A6 pro rata Priority Amount .
                    b)Pay R1 until retired.
                    c)Pay R2 until retired
                    d Concurrently
                      i) Pay 14.8213600973642% to A11
                      ii) Pay 85.1786399026358% sequentially as follow:
                       ii.a) Concurrently
                       ii.a.l)  Pay 9.782974493828890% to A2
                       ii.a.m) Pay 2.44574362345722% to A7
                       ii.a.n) Pay 3.34421200097047% to A15
                       ii.a.o) Pay 46.46912884568727% sequentially as follows:
                       ii.a.o.1) Pay  A8
                       ii.a.o.2) Pay A10
                       ii.a.p) Pay 37.95794103605613% sequntially as follows:
                       ii.a.p.1) Pay $120.00 to A13 and A14 pro-rata
                       ii.a.p.2) IF current month is greater than 24 month, Pay $690,000 to A1
                       ii.a.p.3) Pay A13, A14 pro-rata
                       ii.a.p.4) Pay A1
                       ii.b) Pay A16
                    e Pay A5 and A6 pro rata until retired.

Priority Amount :
Priority Amount = the sum of
                      (i) the product of (A) Scheduled Amortization, (B) the Shift Percentage and (C) Priority Percentage, and
                      (ii) the product of (A) Unscheduled Amortization, (B) the Shift Percentage and (C) Priority Percentage.

Shift Percentage =
Months 1-60                                                                               0%
Months 61-72                                                                             30%
Months 73-84                                                                             40%
Months 85-96                                                                             60%
Months 97-108                                                                            80%
Months 109 and on                                                                       100%

Priority Percentage  =                                       A5 Balance + A6 Balance
                                                             ================================
                                                             Non-PO Collateral Balance

Cap Corridor Contract Schedule

       Period               Date               Balance
       Total

         0                28-Sep-06         53,340,000.00
         1                25-Oct-06         52,874,011.80
         2                25-Nov-06         52,356,190.12
         3                25-Dec-06         51,787,328.86
         4                25-Jan-07         51,168,359.02
         5                25-Feb-07         50,500,347.14
         6                25-Mar-07         49,784,493.13
         7                25-Apr-07         49,022,127.51
         8                25-May-07         48,214,708.05
         9                25-Jun-07         47,363,815.78
         10               25-Jul-07         46,471,150.46
         11               25-Aug-07         45,538,525.45
         12               25-Sep-07         44,567,862.04
         13               25-Oct-07         43,561,183.25
         14               25-Nov-07         42,573,752.34
         15               25-Dec-07         41,605,208.48
         16               25-Jan-08         40,655,197.58
         17               25-Feb-08         39,723,372.14
         18               25-Mar-08         38,809,391.18
         19               25-Apr-08         37,912,920.10
         20               25-May-08         37,033,630.56
         21               25-Jun-08         36,171,200.33
         22               25-Jul-08         35,325,313.24
         23               25-Aug-08         34,495,659.01
         24               25-Sep-08         33,681,933.20
         25               25-Oct-08         32,883,837.02
         26               25-Nov-08         32,101,077.30
         27               25-Dec-08         31,333,366.36
         28               25-Jan-09         30,580,421.88
         29               25-Feb-09         29,841,966.85
         30               25-Mar-09         29,117,729.43
         31               25-Apr-09         28,407,442.88
         32               25-May-09         27,710,845.43
         33               25-Jun-09         27,027,680.25
         34               25-Jul-09         26,357,695.29
         35               25-Aug-09         25,700,643.24
         36               25-Sep-09         25,056,281.41
         37               25-Oct-09         24,424,371.65
         38               25-Nov-09         23,804,680.30
         39               25-Dec-09         23,196,978.05
         40               25-Jan-10         22,601,039.91
         41               25-Feb-10         22,016,645.08
         42               25-Mar-10         21,443,576.93
         43               25-Apr-10         20,881,622.88
         44               25-May-10         20,330,574.32
         45               25-Jun-10         19,790,226.57
         46               25-Jul-10         19,260,378.79
         47               25-Aug-10         18,740,833.89
         48               25-Sep-10         18,231,398.51
         49               25-Oct-10         17,731,882.88
         50               25-Nov-10         17,242,100.81
         51               25-Dec-10         16,761,869.61
         52               25-Jan-11         16,291,010.00
         53               25-Feb-11         15,829,346.10
         54               25-Mar-11         15,376,705.28
         55               25-Apr-11         14,932,918.21
         56               25-May-11         14,497,818.70
         57               25-Jun-11         14,071,243.70
         58               25-Jul-11         13,653,033.20
         59               25-Aug-11         13,243,030.24
         60               25-Sep-11         12,841,080.76
         61               25-Oct-11         12,492,706.32
         62               25-Nov-11         12,151,755.24
         63               25-Dec-11         11,818,083.42
         64               25-Jan-12         11,491,549.54
         65               25-Feb-12         11,172,014.93
         66               25-Mar-12         10,859,343.54
         67               25-Apr-12         10,553,401.90
         68               25-May-12         10,254,059.09
         69               25-Jun-12         9,961,186.65
         70               25-Jul-12         9,674,658.56
         71               25-Aug-12         9,394,351.19
         72               25-Sep-12         9,120,143.25
         73               25-Oct-12         8,865,518.94
         74               25-Nov-12         8,616,538.07
         75               25-Dec-12         8,373,088.15
         76               25-Jan-13         8,135,058.83
         77               25-Feb-13         7,902,341.90
         78               25-Mar-13         7,674,831.20
         79               25-Apr-13         7,452,422.62
         80               25-May-13         7,235,014.03
         81               25-Jun-13         7,022,505.28
         82               25-Jul-13         6,814,798.13
         83               25-Aug-13         6,611,796.23
         84               25-Sep-13         6,413,405.09
         85               25-Oct-13         6,243,193.98
         86               25-Nov-13         6,076,873.85
         87               25-Dec-13         5,914,363.36
         88               25-Jan-14         5,755,582.79
         89               25-Feb-14         5,600,454.02
         90               25-Mar-14         5,448,900.47
         91               25-Apr-14         5,300,847.08
         92               25-May-14         5,156,220.29
         93               25-Jun-14         5,014,948.02
         94               25-Jul-14         4,876,959.58
         95               25-Aug-14         4,742,185.75
         96               25-Sep-14         4,610,558.63
         97               25-Oct-14         4,501,187.42
         98               25-Nov-14         4,394,246.56
         99               25-Dec-14         4,289,684.62
        100               25-Jan-15         4,187,451.24
        101               25-Feb-15         4,087,497.06
        102               25-Mar-15         3,989,773.77
        103               25-Apr-15         3,894,234.00
        104               25-May-15         3,800,831.39
        105               25-Jun-15         3,709,520.50
        106               25-Jul-15         3,620,256.84
        107               25-Aug-15         3,532,996.81
        108               25-Sep-15         3,447,697.74
        109               25-Oct-15         3,379,045.90
        110               25-Nov-15         3,311,725.78
        111               25-Dec-15         3,245,711.98
        112               25-Jan-16         3,180,979.56
        113               25-Feb-16         3,117,504.07
        114               25-Mar-16         3,055,261.52
        115               25-Apr-16         2,994,228.35
        116               25-May-16         2,934,381.48
        117               25-Jun-16         2,875,698.24
        118               25-Jul-16         2,818,156.39
        119               25-Aug-16         2,761,734.13
        120               25-Sep-16         2,706,369.39
        121               25-Oct-16               0